                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            United Television, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[UTV LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 1996

To the Stockholders of
  UNITED TELEVISION, INC.:

     The annual meeting of the stockholders of United Television, Inc. ("UTV") will be held at the Portland Hilton, 921 S.W. Sixth Avenue, Portland, Oregon 97204-1296, on April 25, 1996, at 2:00 P.M., for the purpose of considering and acting upon the following matters:

          (1) Election of directors.

          (2) Ratification of the selection of Price Waterhouse LLP ("Price Waterhouse") as auditors of UTV for the year ending December 31, 1996.

          (3) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 29, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to UTV in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: Beverly Hills, California
       March 25, 1996
                                         By Order of the Board of Directors,


                                         GARTH S. LINDSEY, Secretary

132 S. Rodeo Drive
Fourth Floor
Beverly Hills,
California 90212-2425
310-281-4844

                            UNITED TELEVISION, INC.
                        132 S. RODEO DRIVE, FOURTH FLOOR
                      BEVERLY HILLS, CALIFORNIA 90212-2425
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of UTV for use at the annual meeting of stockholders on April 25, 1996 and at any adjournment thereof. March 25, 1996 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders.

     As of February 29, 1996, the record date for the meeting, UTV had outstanding 9,652,088 shares of Common Stock, each of which entitles the record holder thereof on such date to one vote on each matter presented at the meeting. The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

     The presence at the meeting in person or by proxy of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. A majority of the votes cast is required to approve each other matter to be acted on at the meetings. Abstentions and broker non-votes have no effect on the proposals being acted upon.

     The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                             ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

     The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of Abraham A. Ribicoff, John C. Siegel and Evan C Thompson as directors until the third annual meeting following the April 25, 1996 meeting and until their respective successors are elected and qualified. Information with respect to each such nominee, as well as the seven present directors whose terms of office expire at the first or second annual meeting following the April 25, 1996 meeting, is set forth below:

                                                                             AGE,         HAS SERVED
                        OTHER POSITIONS WITH UTV, PRINCIPAL OCCUPATION   FEBRUARY 29,     AS DIRECTOR
         NAME                   AND CERTAIN OTHER DIRECTORSHIPS              1996            SINCE
----------------------  -----------------------------------------------  ------------     -----------
                                 NOMINEES FOR THREE-YEAR TERM
Abraham A. Ribicoff...  Special Counsel, Kaye, Scholer, Fierman, Hays &       85              1983
                        Handler, LLP, New York City law firm; Director,
                          The Hartford Insurance Group; former United
                          States Senator from Connecticut
John C. Siegel........  President, UTV of San Francisco, Inc. ("UTV-          43              1981
                          SF")(1); Senior Vice President, Chris-Craft
                          Industries, Inc. ("Chris-Craft")(2);
                          Director, BHC Communications, Inc. ("BHC")(3)
Evan C Thompson.......  President and Chief Executive Officer, UTV;           53              1983
                        Executive Vice President, Chris-Craft and
                          President, Television Division; Director,
                          Chris-Craft

                                                                             AGE,         HAS SERVED
                        OTHER POSITIONS WITH UTV, PRINCIPAL OCCUPATION   FEBRUARY 29,     AS DIRECTOR
         NAME                   AND CERTAIN OTHER DIRECTORSHIPS              1996            SINCE
----------------------  -----------------------------------------------  ------------     -----------
                            INCUMBENT DIRECTORS--TWO-YEAR REMAINING TERM
John L. Eastman.......  Partner, Eastman & Eastman, New York City law         56              1985
                        firm; Director, BHC
James D. Hodgson......  Director, eight mutual funds of Alliance              80              1981
                        Capital Management Corp., American Health
                          Properties, Inc., and ARA Services, Inc.,
                          former Secretary of Labor and United States
                          Ambassador to Japan
Herbert J. Siegel.....  Chairman of the Board, UTV; Chairman of the           67              1981
                        Board and President, Chris-Craft and BHC
                            INCUMBENT DIRECTORS--ONE-YEAR REMAINING TERM
Lawrence R. Barnett...  Vice Chairman, UTV; Director, Consultant and          82              1981
                        retired Executive Vice President, Chris-Craft
Howard F. Roycroft....  Of Counsel, Hogan & Hartson, Washington, D.C.         65              1982
                        law firm; Chairman of the Board, WIJY, Inc.,
                          radio broadcasting
Rocco C. Siciliano....  Consultant; Chairman, Eisenhower World Affairs        74              1984
                        Institute
Norman Perlmutter.....  Chairman of the Board and Chief Executive             62              1988
                        Officer, Heitman Financial Ltd., real estate
                          financial services; Director, HGI Realty
                          Corp. and Chris-Craft

---------------
     (1) UTV-SF, a wholly owned subsidiary of UTV, owns television station KBHK in San Francisco.

     (2) Chris-Craft, the parent of BHC, is also principally engaged in the television broadcasting business.

     (3) BHC, the parent of UTV, is engaged principally in the television broadcasting business.

     The principal occupation of each of the directors for the past five years is stated in the foregoing table. In case a nominee shall become unavailable for election, which is not expected, it is intended that the proxy solicited hereby will be voted for whomever the present Board of Directors shall designate to fill such vacancy.

     John C. Siegel is a son of Herbert J. Siegel. Laurey J. Barnett, Vice President and Director of Programming, is the daughter of Lawrence R. Barnett.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     UTV has established standing audit and compensation committees to assist the Board of Directors in discharging its responsibilities. UTV has no nominating committee.

     The Audit Committee reviews UTV's internal controls, the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate UTV financial personnel and independent accountants in connection with these reviews. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year in examining the corporate accounts. The independent accountants periodically meet with the Audit Committee and have access to the Committee at any time. The Committee held one meeting during 1995. Its members are Mr. Ribicoff, Chairman of the Committee, and Messrs. Hodgson and Siciliano.

     The Compensation Committee assists the Board in determining the compensation of UTV officers. The Compensation Committee held four meetings during 1995. Its members are Messrs. Hodgson, Perlmutter and Siciliano. The Board Compensation Committee Report on Executive Compensation appears on page 8.

     UTV's Board of Directors held seven meetings during 1995. During that period, Mr. Eastman attended fewer than 75% of the aggregate number of meetings held by the Board of Directors.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The management of UTV has been informed that, as of February 29, 1996, the persons and groups identified in Table I below, including all directors, nominees for director, executive officers and all owners known to UTV of more than 5% of its Common Stock, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the shares of UTV Common Stock reflected in such table. Except as reflected in Tables II and III, as of February 29, 1996, each director or executive officer of UTV disclaims beneficial ownership of securities of any parent or subsidiary of UTV. Except as otherwise specified, the named beneficial owner claims sole investment and voting power as to the securities reflected in the tables.

                  I.  BENEFICIAL OWNERSHIP OF UTV COMMON STOCK

                                                                           NUMBER       PERCENT
                             BENEFICIAL OWNER                           OF SHARES(1)    OF CLASS
    ------------------------------------------------------------------  ------------    --------
    Laurey J. Barnett(2)..............................................         8,438          *
    Lawrence R. Barnett(3)............................................       255,038       2.6%
    John L. Eastman...................................................         7,500          *
    James D. Hodgson(4)...............................................         4,000          *
    Garth S. Lindsey(3)(5)............................................       255,972       2.6%
    Thomas L. Muir(6).................................................         6,072          *
    Norman Perlmutter.................................................         7,500          *
    Abraham A. Ribicoff(7)............................................         9,000          *
    Howard F. Roycroft(8).............................................         8,800          *
    Rocco C. Siciliano................................................         8,000          *
    Herbert J. Siegel(3)(9)...........................................       246,038       2.5%
    John C. Siegel(3).................................................       246,038       2.5%
    Evan C Thompson...................................................        25,000          *
    All UTV directors and executive officers as a group, including
      those named above (13 persons)(3)...............................       342,700       3.5%
    Chris-Craft Industries, Inc.......................................     5,509,027      56.1%
      (through BHC Communications, Inc., a majority owned subsidiary)
         767 Fifth Avenue, New York, New York 10153
    Gabelli Funds, Inc., Gabelli Securities, Inc.,
      GAMCO Investors, Inc., Gabelli & Company, Inc., Gabelli Asset
      Management Company International Advisory Services Ltd. and
      Mario J. Gabelli
         One Corporate Center, Rye, New York 10580(10)................     1,590,262      16.5%

---------------
      *  Less than 1%.

     (1) Includes with respect to the following directors the indicated numbers of shares issuable on exercise of options previously granted under the 1995 Director Stock Option Plan or to be granted thereunder immediately following the 1996 annual meeting of stockholders: Lawrence R. Barnett, 9,000; John L. Eastman, 7,000; James D. Hodgson, 2,000; Norman Perlmutter, 5,500; Abraham A. Ribicoff, 8,000; Howard F. Roycroft, 8,500; Rocco C. Siciliano, 7,500.

     (2) Ownership includes 4,000 shares issuable pursuant to currently exercisable stock options.

     (3) As of December 31, 1995, (a) the Trustee of the Employees' Stock Purchase Plan of UTV (the "Stock Purchase Plan") held 236,038 shares of UTV Common Stock (representing 2.4% of the outstanding shares at February 29, 1996), and (b) the Trustees under the UTV Profit Sharing Plan (the "Profit Sharing Plan") held 10,000 shares of Common Stock (representing less than 1% of the outstanding shares at February 29, 1996). A committee appointed by the Board of Directors of UTV to administer the Stock

                                                  (Notes continued on next page)

Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel and Garth S. Lindsey are the members of the committee under the Stock Purchase Plan and are the Trustees of the Profit Sharing Plan. The numbers of shares set forth in the table with respect to each executive officer, other than Herbert J. Siegel, John C. Siegel, and Garth S. Lindsey, include, with respect to the Stock Purchase Plan, only shares vested as of December 31, 1995. The numbers of shares set forth with respect to each of Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel, Garth S. Lindsey and all UTV directors and executive officers as a group include all shares held in the Stock Purchase Plan and the Profit Sharing Plan as of December 31, 1995.

      (4) Voting and investment power are shared with the director's wife as to 2,000 shares.

      (5) Ownership includes 9,500 shares issuable pursuant to currently exercisable stock options. Voting power and disposition power is shared with the executive officer's wife as to 434 shares held in a family trust.

      (6) Ownership includes 3,000 shares issuable pursuant to currently exercisable stock options.

      (7) 1,000 shares are owned jointly with the director's wife.

      (8) Ownership includes 200 shares owned by the Howard F. Roycroft Pension Trust.

      (9) Ownership excludes 666 shares owned by the director's wife.

     (10) Voting power is disclaimed as to 73,300 shares. Information is furnished in reliance on Amendment No. 13 to Schedule 13D of the named owner dated March 8, 1996, filed with the SEC. The Reporting Persons' most recent
Schedule 13D filed prior to February 29, 1996 disclosed beneficial ownership of 1,742,380 shares (17.7% of the class as of February 29, 1996).

                 II.  BENEFICIAL OWNERSHIP OF CHRIS-CRAFT STOCK

                                         $1.40 CONVERTIBLE         CLASS B COMMON
                                       PREFERRED STOCK(1)(2)       STOCK(1)(2)(3)         COMMON STOCK(2)(4)
                                       ----------------------   ---------------------   ----------------------
                                        NUMBER       PERCENT     NUMBER      PERCENT      NUMBER      PERCENT
          BENEFICIAL OWNER             OF SHARES     OF CLASS   OF SHARES    OF CLASS   OF SHARES     OF CLASS
-------------------------------------  ---------     --------   ---------    --------   ----------    --------
Laurey J. Barnett....................         --          --           --         --        12,907          *
Lawrence R. Barnett(5)...............     50,900       18.5%    2,003,818      23.2%     3,080,887      12.8%
John L. Eastman......................         --          --           --         --            --         --
James D. Hodgson.....................         --          --           --         --            --         --
Garth S. Lindsey.....................         --          --           --         --           200          *
Thomas L. Muir.......................         --          --           --         --            --         --
Norman Perlmutter(6).................         --          --        5,888          *        34,497          *
Abraham A. Ribicoff..................         --          --           --         --            --         --
Howard F. Roycroft...................         --          --           --         --            --         --
Rocco C. Siciliano...................         --          --           --         --            --         --
Herbert J. Siegel(7).................    157,057       57.1%    4,802,827      44.3%     7,219,497      25.6%
John C. Siegel(8)....................      6,000        2.2%      408,279       5.3%       625,855       2.8%
Evan C Thompson(9)...................        130           *      672,263       8.9%     1,356,320       6.0%
All UTV directors and executive
 officers as a group, including
 those named above (13 persons)(10)..    213,711       77.7%    7,246,514      60.4%    11,073,312      35.0%

---------------
      *  Less than 1%.

     (1) Each share of Chris-Craft $1.40 Convertible Preferred Stock is convertible into 10.33098 shares of Chris-Craft Common Stock and 20.66194 shares of Chris-Craft Class B Common Stock, except that if such share of Chris-Craft $1.40 Convertible Preferred Stock was transferred after November 10, 1986 other than to

                                                  (Notes continued on next page)
a Permitted Transferee, as defined in Chris-Craft's certificate of incorporation, such share is convertible into 30.99292 shares of Chris-Craft Common Stock. Each share of Chris-Craft Class B Common Stock is convertible into one share of Chris-Craft Common Stock.

     (2) At December 31, 1995, (a) the Trustee of the Chris-Craft Employees' Stock Purchase Plan (the "Chris-Craft Stock Purchase Plan") held 360,670 shares of Chris-Craft Class B Common Stock, 526,977 shares of Chris-Craft Common Stock and 246 shares of Chris-Craft $1.40 Convertible Preferred Stock (representing 5%, 2% and less than 1% of the outstanding shares of the respective classes at February 29, 1996), and (b) the Trustees under the Chris-Craft Profit Sharing Plan held 154,500 shares of Chris-Craft Class B Common Stock (representing 2% of the outstanding shares of the class at February 29, 1996). A committee appointed by the Board of Directors of Chris-Craft to administer the Chris-Craft Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Chris-Craft Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel, Lawrence R. Barnett and another director of Chris-Craft are the members of the committee under the Chris-Craft Stock Purchase Plan and are the Trustees under the Chris-Craft Profit Sharing Plan. The numbers of shares set forth in the table with respect to each executive officer other than Herbert J. Siegel include, with respect to the Chris-Craft Stock Purchase Plan, only shares vested at December 31, 1995. The numbers of shares set forth in the table with respect to each of Herbert J. Siegel, Lawrence R. Barnett and all directors and executive officers as a group include all shares held in the Chris-Craft Profit Sharing Plan and the Chris-Craft Stock Purchase Plan at December 31, 1995. If, at February 29, 1996, the shares of Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan at December 31, 1995 had been converted, and the Chris-Craft Class B Common Stock issuable upon such conversion had been added to the Chris-Craft Class B Common Stock then held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan, the shares of Chris-Craft Class B Common Stock held in the two plans would represent 7% of the Chris-Craft Class B Common Stock that would have been outstanding; if, at February 29, 1996, the shares of Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan at December 31, 1995 had been converted, the Chris-Craft Class B Common Stock then held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan, or issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan, had been converted, and the Chris-Craft Common Stock issuable upon such conversions had been added to the Chris-Craft Common Stock then held in such plans, the shares of Chris-Craft Common Stock held in the two plans would represent 5% of the Chris-Craft Common Stock that would have been outstanding.

     (3) Includes shares of Chris-Craft Class B Common Stock issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

     (4) Includes shares of Chris-Craft Common Stock issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock and the Chris-Craft Class B Common Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

     (5) Ownership includes 24,199 shares of Chris-Craft Class B Common Stock owned by a charitable foundation of which Mr. Barnett and certain members of his family are the directors and 23,280 shares issuable on exercise of options previously granted under Chris-Craft's 1989 and 1994 Director Stock Option Plans or to be granted immediately following Chris-Craft's 1996 annual meeting of stockholders under Chris-Craft's 1994 Director Stock Option Plan.

     (6) Ownership includes 23,280 shares of Chris-Craft Common Stock issuable on exercise of options previously granted under Chris-Craft's 1989 and 1994 Director Stock Option Plans or to be granted immediately following Chris-Craft's 1996 annual meeting of stockholders under Chris-Craft's 1994 Director Stock Option Plan.

                                                  (Notes continued on next page)

     (7) Ownership includes 206,000 shares of Chris-Craft Common Stock issuable pursuant to a currently exercisable stock option and excludes 8,000 shares of Chris-Craft $1.40 Convertible Preferred Stock, 167,713 shares of Chris-Craft Class B Common Stock and 4,653 shares of Chris-Craft Common Stock owned by the director's wife.

     (8) Ownership includes 126,435 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock options.

     (9) Ownership includes 246,602 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock options.

   (10) Ownership includes all shares held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan as of December 31, 1995 (see Note
2). Of the shares held in the Chris-Craft Stock Purchase Plan, 116 shares of Chris-Craft $1.40 Convertible Preferred Stock, 237,044 shares of Chris-Craft Class B Common Stock and 443,476 shares of Chris-Craft Common Stock were held for the accounts of employees other than directors or executive officers of UTV.

             III.  BENEFICIAL OWNERSHIP OF BHC CLASS A COMMON STOCK

                                                                                      NUMBER
                                BENEFICIAL OWNER                                   OF SHARES(1)
---------------------------------------------------------------------------------  ------------
Laurey J. Barnett................................................................        --
Lawrence R. Barnett(2)...........................................................       309
John L. Eastman..................................................................        --
James D. Hodgson.................................................................        --
Garth S. Lindsey.................................................................        --
Thomas L. Muir...................................................................        --
Norman Perlmutter................................................................        --
Abraham A. Ribicoff(3)...........................................................        65
Howard F. Roycroft...............................................................        --
Rocco C. Siciliano...............................................................        --
Herbert J. Siegel(2).............................................................       538
John C. Siegel...................................................................        --
Evan C Thompson..................................................................        --
All UTV directors and executive officers as a group, including
  those named above (13 persons)(2)..............................................       603

---------------
     (1) Each amount shown represents less than 1% of the class. In accordance with SEC rules, percentages have been computed deeming as not outstanding 226,503 shares of BHC Class A Common Stock held by UTV.

     (2) Ownership includes 309 shares held in the Chris-Craft Profit Sharing Plan, of which Messrs. Herbert J. Siegel and Lawrence R. Barnett and another Chris-Craft director are Trustees. See Note 2 to Table II.

     (3) Shares are owned jointly with the director's wife.

EXECUTIVE COMPENSATION

     The following table sets forth all plan and non-plan compensation paid to the individuals indicated therein for services rendered in all capacities to UTV and its subsidiaries during the three years ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                                                         AWARDS
                                                    ANNUAL            ------------
                                                COMPENSATION(1)        SECURITIES
                                              -------------------      UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR     SALARY ($)  BONUS ($)    OPTIONS(#)      COMPENSATION($)
-----------------------------------  ----     -------     -------     ------------     ---------------
Evan C Thompson(3).................  1995           0           0             0                  0
  President and Chief Executive      1994           0           0             0                  0
  Officer                            1993           0           0             0                  0
Garth S. Lindsey...................  1995     160,000     180,000            --             60,213(2)(4)
  Executive Vice President, Chief    1994     155,000     200,000        15,000             23,928
  Financial Officer and Secretary    1993     150,000      95,000            --             46,782
Laurey J. Barnett..................  1995     160,000     165,000            --             27,030(5)
  Vice President and                 1994     155,000     145,000        12,000                761
  Director of Programming            1993     150,000      72,000            --             18,906
Thomas L. Muir.....................  1995     106,000     104,000            --             22,450(2)(6)
  Treasurer and Controller           1994     103,000     130,000         9,000             10,000
                                     1993     100,000      60,000            --             10,000

---------------
     (1) Excludes automobile allowance of $800 per month paid to Messrs. Lindsey and Muir and Ms. Barnett, and perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of total annual salary and bonus reported for the named person.

     (2) Includes annual forgiveness of indebtedness of Mr. Lindsey of $20,000 and of Mr. Muir of $10,000, which indebtedness was incurred in 1983.

     (3) Mr. Thompson receives no regular compensation from UTV and received no compensation from UTV between 1993 and 1995. Since 1986, UTV has paid Chris-Craft a management fee at the rate of $400,000 per year, which fee was determined by agreement between Chris-Craft and UTV, primarily for the executive management services of certain Chris-Craft senior officers to UTV. Beginning with 1994, UTV has also paid BHC subsidiary KCOP Television, Inc. a management fee, which was $1,750,000 in 1994 and $2,200,000 in 1995, to reimburse KCOP for expenses incurred, attributable to the compensation paid by KCOP to its executive and support staff for the portion of their services which constitutes executive management services to UTV. During each of the three years beginning in 1993, UTV paid to Chris-Craft the UTV Chairman's fee of $75,000 ($85,000 beginning in 1994) that otherwise would have been payable to Herbert J. Siegel, and directors' fees of $25,000 ($35,000 beginning in 1994) that otherwise would have been payable to each of John C. Siegel and Lawrence R. Barnett had they not been employed by Chris-Craft as employees or as a consultant, and from January 1, 1993 through December 31, 1994, $1,000 for each meeting of the Board of Directors attended.

     (4) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $16,809 with respect to the Stock Purchase Plan and $23,404 with respect to the Profit Sharing Plan.

     (5) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $11,287 with respect to the Stock Purchase Plan and $15,743 with respect to the Profit Sharing Plan.

     (6) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $2,733 with respect to the Stock Purchase Plan and $9,717 with respect to the Profit Sharing Plan.

     The following table sets forth information concerning each exercise of stock options during 1995 by each of the named individuals, along with the year-end value of unexercised options. No option was granted to any executive officer in 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                              AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                            SHARES ACQUIRED     VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  --------------   -----------   -----------   -------------   -----------   -------------
Evan C Thompson...........           0               0             0              0               0              0
Garth S. Lindsey..........       8,000         260,000         9,500         10,000         467,250        367,500
Laurey J. Barnett.........           0               0        14,000          8,000         777,000        294,000
Thomas L. Muir............       2,667          92,012         5,667          6,000         278,281        220,500

     The following table illustrates the annual pension benefit that would be payable by UTV (including benefits payable under the Benefit Equalization Plan) upon retirement at age 65 or older to a person in specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

     Annual pension benefit payable as a life annuity with five years of payments guaranteed.

                                                                YEARS OF SERVICE
                                               ---------------------------------------------------
                REMUNERATION                     15         20         25         30         35
---------------------------------------------  -------   --------   --------   --------   --------
$125,000.....................................  $35,018   $ 46,691   $ 58,364   $ 58,364   $ 58,364
 150,000.....................................   42,518     56,691     70,864     70,864     70,864
 175,000.....................................   50,018     66,691     83,364     83,364     83,364
 200,000.....................................   57,518     76,691     95,864     95,864     95,864
 225,000.....................................   65,018     86,691    108,364    108,364    108,364
 250,000.....................................   72,518     96,691    120,000    120,000    120,000
 300,000.....................................   87,518    116,691    120,000    120,000    120,000
 400,000.....................................  117,518    120,000    120,000    120,000    120,000
 450,000.....................................  120,000    120,000    120,000    120,000    120,000

     Benefits under UTV Employees' Retirement Plan generally are payable to plan participants on or after age 65. The benefit is calculated as 1.4% of Final Average Compensation not in excess of the individual's Covered Compensation plus 2% of Final Average Compensation in excess of the individual's Covered Compensation multiplied by all years of service not greater than 25 years. Covered Compensation is the average of the Social Security wage bases during the 35 year period ending with the year of the individual's Social Security retirement age. "Final Average Compensation" is the average monthly compensation paid to a participant during the five consecutive calendar years during which such average is highest. Compensation is defined as all compensation, including such items as overtime pay and bonuses, but excluding any amounts paid as contributions to any employee benefit plan or reimbursement for business expenses. The participant's maximum annual benefit may not exceed an indexed amount, currently $120,000.

     The credited years of service under the Retirement Plan at February 29, 1996 were: Garth S. Lindsey, 20 years; Laurey J. Barnett, 11 years; Thomas L. Muir, 19 years.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Salaries for 1995 for the executive officers named in the Summary Compensation Table were fixed by the Board of Directors, upon recommendation of the Compensation Committee, at the end of the prior fiscal year, based on a subjective perception of salaries paid by comparable companies for comparable positions, and their bonuses were based on subjective assessments of the executive officers' success at fulfilling the duties and responsibilities of their respective positions and the particular tasks assigned to them, which for 1994 and 1995 entailed additional work relating to BHC's television stations and the UPN network. The Compensation Committee generally adopts recommendations of the Chairman and the CEO, who base their recommenda-tions on past salary levels and their perception of the quality of the respective performances of the executive officers and attempt to match total base salaries and bonuses with their perception of compensation levels at a small number of entertainment companies of which they have knowledge and which they consider comparable to UTV. The Chairman and CEO assess executive officer performance in terms of normal responsibilities, assumption of extra responsibilities and additional work related to special projects. No relative weight was assigned to any of the foregoing factors.

JAMES D. HODGSON               NORMAN PERLMUTTER              ROCCO C. SICILIANO

PERFORMANCE GRAPH

     The following line graph compares cumulative total shareholder return for UTV, the Standard & Poor's ("S&P") 500 Stock Index and the S&P Broadcast Media index, assuming the investment of $100 in each in December 1990 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

                            UNITED TELEVISION, INC.
                    TOTAL RETURN TO SHAREHOLDERS: 1991-1995

       MEASUREMENT PERIOD                              S&P BROADCAST     S&P 500 STOCK
      (FISCAL YEAR COVERED)               UTV              MEDIA             INDEX
1990                                            100               100               100
1991                                          85.96            107.76            130.47
1992                                          94.74            131.18            140.41
1993                                         145.61            184.00            154.56
1994                                         191.23            170.84            156.60
1995                                         319.24            223.65            215.45

     Pursuant to SEC rules, the material under the captions Board Compensation Committee Report on Executive Compensation and Performance Graph is not to be deemed "soliciting material" nor "filed" with the SEC. It is specifically excluded from any material which is incorporated by reference in UTV filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

COMPENSATION OF DIRECTORS

     Each director who is not a UTV employee receives a retainer of $35,000 per year, except that the Chairman's fee is $85,000, plus $7,500 per annum for service on each of the Audit Committee, the Compensation Committee, and the Retirement Board, which administers the Employees' Retirement Plan. In addition, Howard F. Roycroft received $5,000 during 1995 for service on the combined Chris-Craft/BHC/UTV Special Benefits Committee. Pursuant to the 1995 Director Stock Option Plan, each director who is not a UTV employee is granted, on each annual meeting date, a five-year option to purchase 1,000 shares of UTV Common Stock at a price per share equal to the market price on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1995, UTV and BHC each incurred costs of $571,000 for the joint production with third parties of original television programming.

     During 1995, Thomas L. Muir was indebted to UTV in the amount of $66,882 for loans made to him by UTV. One loan was made in 1983 for the purpose of assisting him in relocating his home in connection with the relocation of UTV's executive offices from Minneapolis to Los Angeles. This loan is represented by non-interest bearing notes due December 31, 1997 and requires annual installment payments of 10% of the original principal amount. These installments will be forgiven by UTV so long as Mr. Muir is employed by UTV on each payment date. The eighth such installment was forgiven in 1995. In 1994, Mr. Muir received from UTV another non-interest bearing loan of $36,882, the balance of which was $34,961 at December 31, 1995, secured by Mr. Muir's home, to defray costs incurred by him in connection with the repair of damage to his home from the Northridge Earthquake. One half of the loan is repayable over a four year period, beginning in August 1995, in equal monthly installments. At the end of such period, the balance of the loan will be forgiven, if Mr. Muir is employed by UTV at that time. If, prior thereto, Mr. Muir voluntarily terminates his employment with UTV, he is required to repay the full balance of the loan. Each loan is secured by a deed of trust on the borrower's home and provides that, at the option of the holder, the loan will become due and payable upon sale or further encumbrance of the borrower's home without the consent of the holder.

     Employment agreements with Garth S. Lindsey and Thomas L. Muir that have expired, except for severance arrangements, provide that, if UTV terminates such officer's employment without cause, it will either give him 90 days' advance notice of termination or a severance payment equal to 13 weeks' salary at his then current rate. In addition, UTV will pay him a severance payment equal to 25 weeks' salary at his then current rate.

     Laurey J. Barnett, who is a daughter of Lawrence R. Barnett, Vice Chairman of UTV, continued during 1995 to serve UTV as Vice President and Director of Programming. Her salary and bonus for 1995 appears in the Summary Compensation Table, and Ms. Barnett's employment continues in the same capacity and on essentially the same terms.

     Peter Mathes, who is a stepson of Abraham A. Ribicoff, a director of UTV, continued during 1995 to serve UTV as Vice President and General Manager of KTVX. His salary and bonus for 1995 aggregated $370,000; he received a monthly automobile allowance of $800; and he participated in UTV benefit plans on the same basis as other eligible employees. Mr. Mathes' employment continues in the same capacity and on essentially the same terms.

     A son of Lawrence R. Barnett, a director of Chris-Craft and UTV, is a principal of the firm of Gipson Hoffman & Pancione, which performed legal services for UTV during 1995 and is expected to perform similar services during 1996.

                     RATIFICATION OF SELECTION OF AUDITORS

     The stockholders are to take action upon ratification of the selection of Price Waterhouse LLP as auditors of UTV for its fiscal year ending December 31, 1996. Representatives of Price Waterhouse are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. Price Waterhouse was the independent accountant for UTV for its fiscal year ended December 31, 1995. If the selection of Price Waterhouse is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent accountants whose selection for any period subsequent to the next annual meeting will be presented for stockholder approval at such meeting.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by UTV at its principal executive offices by November 30, 1996.

                                    GENERAL

     The Board of Directors did not know, a reasonable time before the commencement of the solicitation, of any business constituting a proper subject for action by the stockholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

     UTV'S 1995 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO: GARTH S. LINDSEY, SECRETARY, UNITED TELEVISION, INC., 132 S. RODEO DRIVE, FOURTH FLOOR, BEVERLY HILLS, CALIFORNIA 90212-2425.

     UTV will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names, and UTV will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies may also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of UTV, who will receive no additional compensation therefor. UTV has engaged D.F. King & Co., Inc. to solicit proxies and distribute materials to brokers, banks, custodians and other nominee holders and will pay approximately $5,000 for these services, in addition to reimbursement of certain expenses.

                                          By Order of the Board of Directors,

                                               GARTH S. LINDSEY, Secretary

                           UNITED TELEVISION, INC.

                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS

P  Lawrence R. Barnett, Garth S. Lindsey and John C. Siegel, and each of them,
R each with full power of substitution, hereby are authorized to vote, by a O majority of those or their substitutes present and acting at the meeting or, X if only one shall be present and acting, then that one, all of the shares of Y United Television, Inc. that the undersigned would be entitled, if personally present, to vote at its 1996 annual meeting of stockholders and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side and in the notice of annual meeting and the proxy statement.

                           CONTINUED ON REVERSE SIDE

       PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY

                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

   UNLESS OTHERWISE SPECIFIED,  THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors

NOMINEES: Abraham A. Ribicoff, John C. Siegel and Evan C Thompson

   / / FOR ALL NOMINEES     / / AUTHORITY WITHHELD AS TO ALL NOMINEES

/ / _________________________________________________________________
    For all nominees except as noted above

2. Selection of Price Waterhouse LLP as auditors.

   / / FOR    / / AGAINST    / / ABSTAIN

   / / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE SIGN BELOW EXACTLY AS YOUR NAME APPEARS HEREON. IF THE NAMED HOLDER IS A CORPORATION, PARTNERSHIP, OR OTHER ASSOCIATION, PLEASE SIGN ITS NAME AND ADD YOUR NAME AND TITLE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE ALSO GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

SIGNATURE: ___________________________________________ DATE ___________________

SIGNATURE: ___________________________________________ DATE ___________________